UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2007

WIFIMED HOLDINGS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49707	58-2412118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3320 Keenland Road Marietta, Georgia		30062

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 866-833-9948

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

Effective March 6, 2007, WiFiMed, Inc., the Company and a wholly owned subsidiary of the Company completed an Agreement and Plan of Merger dated September 15, 2006 whereby a wholly owned subsidiary of the Company merged with and into WiFiMed, Inc. with WiFiMed, Inc. remaining as the surviving corporation and a wholly owned subsidiary of the Company.  In exchange for all of the outstanding securities of WiFiMed, Inc., holders of WiFiMed, Inc. securities received 24,672,607 shares of the Company representing approximately 86% of the outstanding shares of the Company on a fully diluted basis after giving effect to the merger and the reverse stock split discussed herein.  The 55 WiFiMed, Inc. security holders received an aggregate of 17,619,672 shares of the Company common stock and warrants and options exercisable to purchase an additional 3,279,088 shares of the Company common stock in exchange for their interests in WiFiMed, Inc.  Options to purchase 3,842,356 shares of common stock were also issued under the 2006 Stock Incentive Plan.  For accounting purposes the consummation of these actions resulted in a reverse merger and WiFiMed, Inc. is the accounting survivor and surviving business entity; however, the Company is the surviving legal entity.  A description of the business, management and operations of WiFiMed, Inc. have been previously disclosed under Form 8-K Current Report dated March 5, 2007, as amended.  The purpose of this report is to provide audited financial statements of WiFiMed, Inc. for the year ended December 31, 2006 and management discussion and analysis of such financial information.

Item 8.01 Other Events

Management's Discussion and Analysis of Financial Condition and Results of Operations of WiFiMed

The following discussion and analysis provides information, which WiFiMed, Inc. management believes is relevant to an assessment and understanding of WiFiMed's results of operations and financial condition.  The discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this report.

Overview

WiFiMed, Inc. is a provider of wireless patient information through its proprietary product Tablet MD™ which WiFiMed developed to assist physicians and health care providers manage patient workflow.  At December 31, 2006, WiFiMed, Inc. has an accumulated deficit of approximately $4.2 million.

WiFiMed, Inc. began operations as WiFiMed, LLC, a Georgia limited liability company, in November 2002.  In June 2004, WiFiMed, LLC entered into an Agreement and Plan of Merger with WiFiMed, Inc., a corporation formed in Delaware on December 17, 2004.  Due to an administrative oversight, articles of merger were not filed in Delaware or Georgia until on or about March 21, 2006, at which time the merger became effective.  WiFiMed's offices are located at 3320 Keenland Road, Marietta, Georgia 30062, phone number is (866) 833-9948 and its website is www.wifi-med.com.

Tablet MD

Tablet MD operates on a tablet PC and manages patient medical information, consultation notes, prescriptions, records, charts through five proprietary technologies – Patient Workflow Process ("PWP"), Global Synchronization Technology ("GST"), Transcription Free Dictation ("TFD"), Cross Mapping Technology ("CMT") and Complex Reporting Administration and Multiphase Processor.  Tablet MD has been designed to meet the Health Insurance Portability and Accountability Act ("HIPAA") requirements and is designed to reduce medical errors, documentation time, overhead, and time spent filing insurance claims.  Tablet MD offers insurance coding and manages prescriptions and performs drug interaction reviews based on a patient's unique history.

Currently, private medical practices rely on paper-based systems or point solutions that are time and people intensive and prone to error.  Tablet MD is designed to eliminate paper systems and integrate information flows.  The advantage of Tablet MD for the physician is clear and direct.  It substantially reduces time spent on documentation, reduces overhead expenses such as forms and dictation, improves cash flow, and improves patient care.

WiFiMed, Inc. integrates its proprietary application, Tablet MD, with industry standard Tablet PCs and WiFi wireless technologies.  Tablet MD is personalized to the medical professional in order to reduce the learning curve and provide an efficient and effective environment the user has come to expect.  This solution frees the physician to work with patients by reducing time spent on documentation.  Tablet MD speeds information collection while accommodating the physician's preferred documentation style.  Through PWP, it uses active forms, drawings, dictation, and handwriting to document the visit.  Routine activities are speeded by documentation aids and drop-down lists that self-adapt for each physician.  Patient eye contact and rapport are maintained.  The user can rapidly create or update a medical record and treatment plan, execute the prescribed treatment plan, retrieve the results and return them as instant messages.  All outstanding information and unfinished tasks are automatically tracked so the physician is assured their clinical and regulatory obligations are met.  Tablet MD is designed to provide HIPAA compliant tools for the practice that work with existing applications and can be integrated with an existing Electronic Medical Record ("EMR") system.  Information entered in EMR or Tablet MD systems may be automatically synchronized.  The physician may use Tablet MD anywhere, whether in the office, hospital or home.  The application contains all relevant data and automatically re-synchronizes when a network link is reacquired.

In the future, WiFiMed, Inc. plans to incorporate comprehensive coding assistance and Transcription Free Documentation ("TFD") into Tablet MD.  This unique capability incorporates voice-interaction technology producing a document in real-time as accurately as a transcriptionist, without the need for physician voice training.

Critical Accounting Policies

Revenue recognition

WiFiMed, Inc.'s revenue consists of revenues from the licensing of software to end user customers; fees for services rendered to include installation, training, implementation, and customer maintenance contracts; fees for the resale of certain computer equipment; and the outsourcing or hosting of services.

WiFiMed, Inc. recognizes software license revenue under Statement of Position No 97-2 "Software Revenue Recognition" as amended by Statement of Position No. 98-9, "Software Revenue Recognition With Respect to Certain Transactions", Emerging Issues Task Force 00-21, "Revenue Arrangements with Multiple Deliverables", and related interpretations.

Sales of licensed software are recognized as revenue upon delivery and installation of the software at the customer site.  Sometimes WiFiMed, Inc.'s agreements with customers include acceptance provisions, in which case revenue is not recognized prior to customer acceptance.  Regardless of the form of sale, no revenue is recognized without persuasive evidence of an arrangement existing.  Persuasive evidence is determined to be a signed purchase order received from the customer or an equivalent form for those customers lacking a formalized purchase order system.  In the case where customer acceptance is required, persuasive evidence includes this customer acceptance documentation.  In the case of software license sales, a software license agreement signed by both parties is often required in addition to a purchase order or equivalent.  Additionally, revenue is only recognized when a selling price is fixed or determinable and collectibility of the receivable is deemed to be probable.

Service revenues such as training, installation and implementation are recognized when the service is complete and acknowledged by the customer.  Fees charged to customers for post-contract Customer Support are recognized ratably over the term of the contract.  Costs related to maintenance obligations are expensed as incurred.

Sales which constitute a multiple-element arrangement are accounted for by determining if the elements can be accounted for as separate accounting units, and if so, by applying values to those units for which there is vendor specific objective evidence of their fair value.  WiFiMed, Inc. uses the residual method to apply any remaining balance to the remaining elements of the arrangement.  More specifically, this methodology applies when there is embedded maintenance (post-contract customer support) involved in the sale of a software license, or when the sale of a software license is made in conjunction with required installation services.  In the latter case, the recognition of the software license is deferred until installation is completed.  Fees relating to the delivery of equipment are also incurred and deferred until recognition of the software license is appropriate, and shown on the balance sheet as deferred cost of goods sold.

WiFiMed, Inc.'s revenues generated through hosting solutions are recognized using the proportional performance method.  Revenues are recognized in the month services are rendered and earned under service agreements with clients where service fees are fixed or determinable.  Accounts receivable are recorded when WiFiMed, Inc. invoices its customer for goods and/or services rendered, pursuant to contractual terms.  Purchased inventory is reduced at the time that goods are shipped to the customer.

Software development expenditures

WiFiMed, Inc. accounts for its software development costs that will be sold, leased, or otherwise marketed in accordance with Statement of Financial Accounting Standards Board ("FASB") 86 "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed."  Accordingly, software development costs are capitalized once technological feasibility has been established and continues until the product is available for general market release.  These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies.  During 2006 and 2005, WiFiMed, Inc. expensed software development costs as incurred because the net realizable value was not assured.  These costs totaled $219,259 and $242,159 at December 31, 2006 and 2005, respectively.

Recent Accounting Policies

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), "Share-Based Payment," which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation."  Statement 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows."  The approach to accounting for share-based payments in Statement 123(R) is similar to the approach described in Statement 123.  However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and no longer allows pro forma disclosure as an alternative to financial statement recognition.

Summary Financial Information

The following tables set forth summary financial information of WiFiMed, Inc. for each of the last two years:

	2006	2005

STATEMENT OF OPERATIONS DATA:
Revenue	$0	$8,128
Operating expenses:	1,599,890	949,815

Loss from operations	(1,639,174)	(975,052)

Basic & diluted net loss per share	$(0.50)	$(0.33)

Weighted average number of common shares outstanding, basic & diluted	3,316,683	2,952,500

BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments	$0	$13,838
Total current assets	422,805	170,796
Total assets	461,422	219,633
Deferred revenue	444,635	127,035
Total current liabilities	1,289,809	1,000,631
Total shareholders' equity	(828,387)	(790,998)

Quarterly Financial Information

The following tables set forth summary earnings data of WiFiMed, Inc. for each quarter of the last two years:

	2006
	Three months ended
	March 31	June 30	September 31	December 31

Revenue	$0	$0	$0	$0
Net loss	(165,492)	(415,785)	(474,373)	(583,524)

	2005
	Three months ended
	March 31	June 30	September 30	December 31

Revenue	$0	$0	$8,038	$0
Net loss	(261,163)	(240,811)	(175,006)	(298,072)

Results of Operations

Year ended December 31, 2006 compared to year ended December 31, 2005

Sales – Total sales for the year ended December 31, 2006 were $0, compared to $8,128 in the year ended December 31, 2005.

Costs and Expenses - Total operating expenses for the year ended December 31, 2006 were $1,599,890, compared to $949,815 in the year ended December 31, 2005.

General and administrative expenses in the year ending December 31, 2006 were $1,341,264, which consisted primarily of payroll and related employee expenses of $671,213; professional fees of $429,923 for consulting, legal and accounting services; $127,151 for commissions; and $42,841 for travel, meals and entertainment.  Other expenses for the period were research and development, $219,259; non-cash compensation charges, $52,283; rent, $22,402; and depreciation, $16,965.  Interest expense for the period was $30,260.

General and administrative expenses in the year ending December 31, 2005 were $673,938 which consisted primarily of payroll and related employee expenses of $235,428; professional fees of $314,655 for consulting, legal and accounting services; $28,841 for commissions; and $46,166 for travel, meals and entertainment.  Other expenses for the period were research and development, $242,159; rent, $22,425; and depreciation, $11,293.  Interest expense for the period was $33,381.

Net Loss - Net loss, before taxes, for the year ended December 31, 2006 was $1,639,174.  Net loss, before taxes, for the year ended December 31, 2005 was $975,052.  The net change of approximately $700,000 resulted from higher payroll and related employee expenses, higher professional fees and higher commission expenses.

WiFiMed, Inc. has not reduced its net loss, for the year ended December 31, 2006 or for the year ended December 31, 2005, by any tax benefit, and consequently, for both periods, its net loss was the same before and after taxes.

Net Loss per Share - For the year ended December 31, 2006 and December 31, 2005, net loss was $0.50 and $0.33 per share, respectively.  Per share losses for the years ended December 31, 2006 and December 31, 2005 period were based on 3,316,683 and 2,952,500 weighted average shares, respectively.

Liquidity and Capital Resources

As of December 31, 2006, WiFiMed's cash balance was $0, as compared to $13,818 on December 31, 2005.  At December 31, 2006 WiFiMed, Inc. had an accumulated deficit of approximately $4.2 million and working capital deficit of approximately $867,000.  As disclosed below, WiFiMed, Inc. requires additional working capital in order to develop its business operations.

As of December 31, 2006, WiFiMed, Inc. liabilities totaled approximately $1.3 million, which consisted of accrued but unpaid compensation to officers and employees of $51,250; accounts payable of $400,089; accrued expenses of $185,919; loans and notes payable of $27,000 deferred and unearned revenue of $444,635; loans and notes payable to an officer of $38,000; bank line of credit of $120,281; and credit cards payable of $22,635.

As of December 31, 2005, total liabilities were $1,000,631, which consisted of accounts payable of $192,505; deferred and unearned revenue of $127,035; loans and notes payable of $132,000; accrued expenses of $138,176; loans and notes payable to officer of $98,773; accrued but unpaid compensation of $290,942; and bank line of credit of $20,200.

WiFiMed, Inc. needs to raise approximately $5 million to $10 million in capital in order to pursue its business plan over the next 12 months, and the required additional financing may not be available on acceptable terms, or at all.  No binding commitment for an investment in the Company has been made, and a number of factors beyond its control may make any future financings uncertain.  There is no assurance the Company will be able to sell its securities or borrow funds to pursue the WiFiMed, Inc. business objectives.  WiFiMed, Inc. will require the infusion of capital to sustain planned growth and failure to raise enough capital to continue operations may hold a significant risk to the Company's shareholders.

Ability to Continue as a Going Concern and Plan of Operation

WiFiMed, Inc. consolidated financial statements, which are included in this report, have been presented on a going concern basis, which contemplates the realization and the satisfaction of liabilities in the normal course of business.  WiFiMed, Inc. liquidity has been adversely affected by losses of more than $4 million since its incorporation date, December 2004, which raises substantial doubt about WiFiMed, Inc.'s ability to continue as a going concern without additional capital contributions and/or achieving profitable operations.  The Company's management plan includes raising additional capital either in the form of common stock or convertible securities and continuing WiFiMed, Inc.'s research and development efforts and pursuing clinical trials to obtain the necessary approvals to market WiFiMed, Inc.'s products.  There can be no assurance, however, that the Company will be successful in accomplishing its objectives.

As disclosed above, WiFiMed, Inc. requires approximately $5 million to $10 million in working capital in order to pursue its business plan over the next twelve months.  Such funds shall be used for continued research and development; sales and marketing; and general working capital purposes.

Capital Expenditures

During the years ended December 31, 2006 and December 31, 2005 WiFiMed, Inc. purchased $13,190 and $13,040 of capital equipment, largely computer equipment, software and demonstration units.

Research and Development

WiFiMed, Inc. spent approximately $220,000 on research and development activities for the year ended December 31, 2006.  These activities were focused on developing and refining our proprietary technology.

Item 9.01          Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired.  The financial statements required under Item 9.01(a) of WiFiMed, Inc. are included herein.

(b)        Proforma Financial Information.  The financial statements required under Item 9.01(a) were previously filed under the Company's Definitive Information Statement on Schedule 14C, filed with the SEC on February 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2007                                             WIFIMED HOLDINGS COMPANY, INC.

BY:       /s/ JEFFREY A. SIMON
            Jeffrey A. Simon
            Chief Executive Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
WiFiMed, Inc.
(A Delaware Corporation)

            We have audited the accompanying balance sheets of WiFiMed, Inc. as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

            The accompanying financial statements have been prepared assuming WiFiMed, Inc. will continue as a going concern.  As discussed in Note 13 to the financial statements, the Company has incurred losses that have resulted in an accumulated deficit.  This condition raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding this matter are described in Note 13.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rotenberg & Co., llp
Rotenberg & Co., llp
Rochester, New York
March 30, 2007

WiFiMed, Inc.
Balance Sheets

	December 31,
	2006	2005

ASSETS
Cash	$0	$13,818
Accounts receivable, net	360,237	107,237
Deferred cost of goods sold	37,730	32,730
Prepaid expenses	24,838	17,011

Total current assets	422,805	170,796

Fixed assets	75,437	62,247
Accumulated depreciation	(36,820)	(19,856)

Fixed assets, net	38,617	42,391
Security deposits	0	6,446

	$461,422	$219,633

LIABILITIES
Accounts payable	$400,089	$192,505
Credit cards payable	22,635	0
Accrued expenses	185,919	138,176
Deferred revenue	444,635	127,035
Bank line of credit	120,281	20,200
Loans and notes payable	27,000	132,000
Loans and notes payable to officer	38,000	98,773
Payroll payable	20,000	290,942
Payroll payable to officer	31,250	0
Other current liabilities	0	1,000

Total current liabilities	1,289,809	1,000,631

STOCKHOLDERS' EQUITY
Series A preferred stock, par value $0.01	29,410	26,449
3,000,000 authorized shares
2,940,994 and 2,644,916 outstanding at 12/31/2006 & 12/31/2005, respectively.
Liquidation value of $1,323,447 at 12/31/2006
Series B preferred stock, par value $0.01	9,509	8,387
1,785,145 authorized shares
950,823 and 838,745 outstanding at 12/31/2006 & 12/31/2005, respectively
Liquidation value of $576,329 at 12/31/2006
Common stock, par value $0.01	39,495	29,525
20,000,000 authorized shares
3,949,446 and 2,952,500 outstanding at 12/31/2006 & 12/31/2005, respectively
Additional paid in capital	3,248,506	1,670,774
Retained deficit	(4,155,307)	(2,516,133)

Total stockholders' equity	(828,387)	(780,998)

	$461,422	$219,633

The accompanying notes are an integral part of these financial statements.

WiFiMed, Inc.
Statements of Operations

	Year Ended December 31,

	2006	2005

Revenue	$0	$8,128

Expenses:
General & administrative expenses	1,341,264	673,938
Depreciation	16,965	11,293
Research & development expenses	219,259	242,159
Rent expense	22,402	22,425

Total operating expenses	1,599,890	949,815

Loss from operations	(1,599,890)	(941,687)

Interest income	0	16
Interest expense	30,260	33,381
Other expense	9,024	0

Net loss	$(1,639,174)	$(975,052)

Basic net loss per common share	$(0.50)	$(0.33)
Basic weighted average number of common shares	3,316,683	2,952,500
Diluted net loss per common share	$(0.50)	$(0.33)
Diluted weighted average number of common shares outstanding	3,316,683	2,952,500

The accompanying notes are an integral part of these financial statements.

WiFiMed, Inc.
Statements of Cash Flows

	Year Ended December 31,

	2006	2005
Operations:
Net loss	$(1,639,174)	$(975,052)
Adjustments to net income:
Depreciation	16,965	11,293
Deferred compensation - stock options & warrants	55,024	0
Bad debt expense	1,600	0
Changes in assets & liabilities
Accounts receivable	(254,600)	(107,237)
Deferred COGS	(5,000)	(32,730)
Other current assets	(7,827)	(15,142)
Other noncurrent assets	6,446	(840)
Accounts payable	207,584	149,186
Credit cards payable	22,635	0
Accrued expenses	47,743	24,727
Deferred revenue	317,600	127,035
Payroll payable	81,238	103,742
Payroll payable to officer	31,250	0
Other current liabilities	(1,000)	(501)

Net cash used in operating activities	(1,119,516)	(715,519)

Investing:
Purchase of fixed assets	(13,190)	(13,040)

Net cash used in investing activities	(13,190)	(13,040)

Financing:
Net proceeds from issuance of loans and notes	175,000	186,250
Net proceeds from issuance of loans to officer	83,807	21,199
Net proceeds from issuance of bank loans	100,081	20,200
Net proceeds from issuance of stock	760,000	514,728

Net cash provided by financing activities	1,118,888	742,377

Change in cash	(13,818)	13,818

Cash at beginning of period	13,818	0

Cash at end of period	$0	$13,818

Supplemental disclosures:
Interest paid	759	5,068
Taxes paid	0	0

Non-cash investing and financing activities:
Conversion of loans and notes to stock	280,000	978,000
Conversion of loans and notes from officer to stock	144,580	0
Forgiveness of compensation to officer	315,000	0
Conversion of members equity to stock	0	242,408

The accompanying notes are an integral part of these financial statements.

WiFiMed, Inc.
Statements of Changes in Stockholders' Equity

	Number	Series A	Series B	Common	Members		Retained
	of Shares	Stock	Stock	Stock	Capital	APIC	Deficit	Total

Balance - 12/31/2004	0	0	0	0	242,408	0	(1,541,081)	(1,298,673)

Recapitalization of LLC to C-corporation	2,952,500			29,525	(242,408)	167,140		(45,743)
Issuance of Series A preferred stock	192,629	1,926				128,847		130,773
Conversion of debt to Series A preferred stock	2,452,287	24,523				913,477		938,000
Issuance of Series B preferred stock	240,630		2,406			427,291		429,697
Conversion of debt to Series B preferred stock	598,115		5,981			34,019		40,000
Net loss - 2005							(975,052)	(975,052)

Balance - 12/31/2005	6,436,161	26,449	8,387	29,525	0	1,670,774	(2,516,133)	(780,998)

Conversion of debt to Series A preferred stock	296,078	2,961				119,030		121,991
Issuance of common stock for cash	760,000			7,600		752,400		760,000
Conversion of debt to Series B preferred stock	112,078		1,122			101,702		102,824
Write off unpaid compensation						315,000		315,000
Conversion of debt to common stock	236,946			2,370		234,576		236,946
Stock options exense						52,283		52,283
Warrant expense						2,741		2,741
Net loss - 2006							(1,639,174)	(1,639,174)

Balance - 12/31/2006	7,841,263	29,410	9,509	39,495	0	3,248,506	(4,155,307)	(828,387)

The accompanying notes are an integral part of these financial statements.

WiFiMed, Inc.
Notes to Financial Statements

1. Description of Business and Summary of Significant Accounting Policies

Business

We provide applications and solutions to manage the Patient Workflow Process (PWP).  Our proprietary solution, Tablet MD, is the first physician-centric application that meets physician demands for usability, mobility, and affordability.  It is a fully featured, intuitive, tablet-based system that enables physicians to document the entire physician-patient encounter while reducing practice overhead and improving care.  Tablet MD meets HIPAA requirements and easily and securely integrates with existing Practice Management (PM), lab and other office systems.

The Company was previously in the development stage. Development activities have ceased and planned principal operations have commenced. The Company generates revenues in the form of software license fees, hosting subscription fees, implementation fees from customization and integration services related to its software licensing and hosting arrangements, as well as fees from the sale of equipment.   The Company has experienced operating losses since its inception. Additional operating losses are anticipated for the foreseeable future as the Company builds its revenue base while expanding its operations, sales and marketing activities, and product technology development.

The Company was formed as a limited liability corporation in Georgia during November 2002. During December 2004 WiFiMed, Inc. was formed as a Delaware C-Corporation.  The companies were not formally merged until May 2006.

Basis of Presentation

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

The Company's revenue consists of revenues from the licensing of software to end user customers; fees for services rendered to include installation, training, implementation, and customer maintenance contracts; fees for the resale of certain computer equipment; and the outsourcing or hosting of services.

The Company recognizes software license revenue under Statement of Position No 97-2 "Software Revenue Recognition" as amended by Statement of Position No. 98-9, "Software Revenue Recognition With Respect to Certain Transactions", Emerging Issues Task Force 00-21, "Revenue Arrangements with Multiple Deliverables", and related interpretations.

Sales of licensed software are recognized as revenue upon delivery and installation of the software at the customer site.  Sometimes our agreements with customers include acceptance provisions, in which case revenue is not recognized prior to customer acceptance.  Regardless of the form of sale no revenue is recognized without persuasive evidence of an arrangement existing.  Persuasive evidence is determined to be a signed purchase order received from the customer or an equivalent form for those customers lacking a formalized purchase order system.  In the case where customer acceptance is required, persuasive evidence includes this customer acceptance documentation.  In the case of software license sales, a software license agreement signed by both parties is often required in addition to a purchase order or equivalent.  Additionally, revenue is only recognized when a selling price is fixed or determinable and collectibility of the receivable is deemed to be probable.

Service revenues such as training, installation and implementation are recognized when the service is complete and acknowledged by the customer.

Fees charged to customers for post-contract Customer Support are recognized ratably over the term of the contract. Costs related to maintenance obligations are expensed as incurred.

Sales which constitute a multiple-element arrangement are accounted for by determining if the elements can be accounted for as separate accounting units, and if so, by applying values to those units for which there is vendor specific objective evidence of their fair value. We use the residual method to apply any remaining balance to the remaining elements of the arrangement. More specifically, this methodology applies when there is embedded maintenance (post-contract customer support) involved in the sale of a software license, or when the sale of a software license is made in conjunction with required installation services. In the latter case, the recognition of the software license is deferred until installation is completed.  Fees relating to the delivery of equipment are also incurred and deferred until recognition of the software license is appropriate, and shown on the balance sheet as deferred cost of good sold.

The Company's revenues generated through hosting solutions are recognized using the proportional performance method. Revenues are recognized in the month services are rendered and earned under service agreements with clients where service fees are fixed or determinable.  Accounts receivable are recorded when the Company invoices its customer for goods and/or services rendered, pursuant to contractual terms.  Purchased inventory is decremented at the time that goods are shipped to the customer.

Concentration of sales and credit risk

Financial instruments that potentially subject us to concentration of credit risk consist primarily of trade receivables. For the year ended December 31, 2005 one customer accounted for 100% of net revenues.  For the years ended December 31, 2006 and 2005, respectively three customers accounted for 83% and 100% of net receivables, respectively.

Fair value of financial instruments

The carrying amounts of our financial instruments, including cash and cash equivalents, accounts receivable, restricted time deposits, accounts payable, and accrued expenses, approximate fair value due to their short maturities.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and deposits and highly liquid investments with original maturities of three months or less.  The Company maintains cash and cash equivalents at financial institutions which periodically may exceed federally insured limits.

Accounts receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has performed reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. We grant credit to our customers without requiring collateral. The amount of accounting loss for which we are at risk in these unsecured accounts receivable is limited to their carrying value.

Property and equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method.  Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.  Repairs and maintenance costs are expensed as incurred.

Impairment of long-lived assets

We evaluate impairment of long-lived assets, including property and equipment and intangible assets with finite lives, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets is based on discounted cash flows and the fair value of the asset.

Software development expenditures

The Company accounts for its software development costs that will be sold, leased, or otherwise marketed in accordance with Statement of Financial Accounting Standards Board ("FASB") 86 "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Accordingly, software development costs are capitalized once technological feasibility has been established and continues until the product is available for general market release.  These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies.  During 2006 and 2005, the Company expensed software development costs as incurred because the net realizable value was not assured.  These costs totaled $219,259 and $242,159 at December 31, 2006 and 2005, respectively.

Income taxes

We account for income taxes utilizing the liability method and deferred income taxes are determined based on the differences between the financial reporting and income tax basis of assets and liabilities and for income tax carryforwards and credits given the provisions of the enacted tax laws. A valuation allowance is provided against deferred tax assets for which it is more likely than not that the asset will not be realized.

Net income per common share

Net income per share is computed in accordance with SFAS No. 128, "Earnings Per Share." We compute basic net income per share by dividing net income or loss by the weighted average number of common shares outstanding for each period. Diluted net income per share is based upon the addition of the effect of common stock equivalents (stock options and warrants) to the denominator of the basic net income per share calculation using the treasury stock method, if their effect is dilutive. Diluted earnings per share is the same as basic earnings per share for all of the periods presented since the effect of the conversion of preferred stock, stock options and warrants would have an anti-dilutive effect on earnings per share.  The computation of net income per share for the years ended December 31, 2006 and 2005 is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005

Net loss	$(1,639,174)	$(975,052)
Preferred stock dividends	32,879	10,990

Net loss applicable to common shareholders	(1,672,053)	(986,042)

Weighted average number of common shares outstanding	3,316,683	2,952,500

Net loss per common share:
Basic	$(0.50)	$(0.33)
Diluted	(0.50)	(0.33)

Reverse Stock Split

In 2005 the Company enacted a 1-for-2 reverse split of its common stock.  The effect of reducing the number of the Company's common share equivalents is reflected in the weighted average number of shares outstanding and loss per share.

Recent accounting pronouncements

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), "Share-Based Payment," which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation." Statement 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." The approach to accounting for share-based payments in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values and no longer allows pro forma disclosure as an alternative to financial statement recognition.

In February 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115".  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates.  This Statement applies to all entities, including not-for-profit organizations.  SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2008.  The Company is currently evaluating the impact of SFAS 159 on its financial statements but at this time does not anticipate any material changes as a result of adoption of this recent accounting pronouncement.

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements.  This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.    FIN 48 is effective for fiscal years beginning after December 15, 2006. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements but at this time does not anticipate any material changes as a result of adoption of this recent accounting pronouncement.

In September 2006, SEC Staff Accounting Bulletin No. 108 ("SAB 108") was issued to provide guidance on Quantifying Financial Statement Misstatements. SAB 108 addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. The SAB 108 requires registrants to quantify misstatements using both the balance sheet and income statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. When the effect of initial adoption is determined to be material, the SAB 108 allows registrants to record that effect as a cumulative-effect adjustment to beginning-of-year retained earnings. SAB 108 is effective for fiscal years ending after November 15, 2006 and early application is encouraged for any interim period of the first fiscal year ending after that date.  The Company will adopt SAB 108 in its at the beginning of its fiscal year ended December 31, 2007.  The Company is currently evaluating the impact of adopting SAB 108 on its financial statements but at this time does not anticipate any material changes as a result of adoption of this recent accounting pronouncement.

In February 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 155, "Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statement No. 133 and 140" ("SFAS 155").  SFAS 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets."  SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007.  The Company is currently evaluating the impact of SFAS 155 on its consolidated financial statements.

In March 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 156, "Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140" ("SFAS 156").  SFAS 156 amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing assets and servicing liabilities.  SFAS 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practical.  SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2007.  The Company is currently evaluating the impact of SFAS 156 on its consolidated financial statements.

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 157, "Fair Value Measurements".  SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  SFAS 157 is effective as of the beginning of the first fiscal year that begins after November 15, 2007.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December, 2008.  The Company is currently evaluating the impact of SFAS 157 on its financial statements.

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS 158").  SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income.  SFAS 158 is effective for an employer with publicly traded equity securities as of the end of the first fiscal year ending after December 15, 2006. SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, effective for fiscal years ending after December 15, 2008. As such, the Company is required to recognize the funded status of its defined benefit postretirement plan and to provide the required disclosures at the beginning of the fiscal year ended December 31, 2007.  The Company is currently evaluating the impact of SFAS 158 on its financial statements but at this time does not anticipate any material changes as a result of adoption of this recent accounting pronouncement.

2. Property and Equipment

Property and equipment are summarized as follows:

	Estimated
	Useful Life	December 31,
	(Years)	2006	2005

Computers	3	$59,436	$48,266
Software	3	10,840	8,280
Furniture and fixtures	3	5,161	5,161

		75,437	62,247
Less - accumulated depreciation		(36,820)	(19,856)

		$38,617	$42,391

Depreciation expense for the years ended December 31, 2006 and 2005 was $16,965 and $11,293, respectively.

3. Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of the following:

	December 31,
	2006	2005

Accounts payable	$400,089	$192,505
Accrued professional fees and other	72,412	49,932
Accrued compensation and employee benefits	119,345	63,632
Accrued interest	16,797	24,612
Payroll payable	20,000	290,942
Payroll payable to officer	31,250	0

	$659,893	$621,623

4. Loans and Notes Payable

During 2006 and 2005 we entered into a series of promissory notes with various parties.  These promissory notes bear interest at rates from between 6% to 10% per annum, are payable on demand and are unsecured.  The outstanding principal balance of these promissory notes total $65,000and $135,773 at December 31, 2006 and 2005, respectively.

During and prior to 2005 we entered into a series of bridge loans with various parties.  These bridge loans bear interest at 20% per annum, generally have a 120 day maturity which has been extended from time to time and are unsecured.  During 2006 the bridge loans were converted into equity.  The outstanding principal balance of the bridge loans totals $0 and $95,000 at December 31, 2006 and 2005, respectively.

We have entered into several lines of credit with a bank.  The maximum borrowings under the lines of credit total $120,000 and $20,000, respectively, at December 31, 2006 and 2005.  Interest on the outstanding borrowings is calculated on a fluctuating rate.  As of December 31, 2006 and 2005, borrowings under the lines of credit totaled $120,281 and $20,200, respectively, and the interest rates were between 9.25%-12.25% and 11.0%, respectively.

5.  Income Taxes

The components of our deferred tax assets and liabilities are as follows:

	December 31,
	2006	2005

Deferred tax assets
Accrued expenses and other liabilities	$253,633	$138,176
Net operating loss carryforwards	2,181,006	975,000

Net deferred tax asset before valuation allowance	2,434,639	1,113,176

Valuation allowance	(2,434,639)	(1,113,176)

Net deferred tax asset	$0	$0

At December 31, 2006 and 2005 the entire deferred tax asset balance was reserved and no provision for income taxes had been reflected for the years then ended.

In periodically assessing our ability to realize our deferred tax assets, management considers whether it is more likely than not that some portion or all of our deferred tax assets will be realized. Management analyzes several factors including the amount and timing of the scheduled expiration and reversals of our net operating loss carry forwards (NOLs) and deferred tax items, respectively, as well as potential generation of future taxable income over the periods for which the NOLs are applicable. Certain estimates used in this analysis are based on the current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. Although we believe the expectations reflected in these estimates are based upon reasonable assumptions, we can give no assurance that actual results will not differ materially from these expectations.

At December 31, 2006 and 2005, we had net operating loss (NOL) and R&D credit carryforwards available for tax purposes of approximately $2.4 million and $1.1 million, respectively.  The tax loss carryforwards expire on various dates through 2021.

6.  Series A Preferred Stock

During 2005 we issued Series A Preferred Stock to various investors in exchange for cash and/or the conversion of outstanding Convertible Debt.  The Series A Preferred Stock has the following characteristics:

Voting

Each holder of the Series A Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which the shares of Series A Preferred Stock would be convertible.

Liquidation Preference

In the event of a liquidation, dissolution, winding up, or sale of the company the holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets to the holders of common stock, an amount per share equal to one times the original issue price plus all accrued but unpaid dividends.

Conversion

The holders of Series A Preferred Stock have the right to convert the Series A Preferred Stock at any time into shares of common stock, based on the product of the original conversion price divided by the conversion price in effect at the time of the conversion.  The Series A Preferred Stock shall automatically convert into shares of common stock upon a Qualifying IPO or upon vote of at least 2/3 of the outstanding shares of Series A Preferred Stock.  The original conversion price for the Series A Preferred Stock is $0.45.

7.  Series B Preferred Stock

During 2005 we issued Series B Preferred Stock to various investors in exchange for cash and/or the conversion of outstanding Bridge Loans.  The Series B Preferred Stock has the following characteristics:

Voting

Each holder of the Series B Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which the shares of Series B Preferred Stock would be convertible.  The consent of holders of a majority of the outstanding Series B Preferred Stock is required for certain corporate financial transactions that affect the Series B Preferred Stock.

Dividends

Holders of the Series B Preferred Stock are entitled to receive dividends prior and in preference to any declaration of payment of any dividend on the Series A Preferred Stock and/or common stock and will accrue at the rate of 7 percent per share per annum based on the conversion price. Such dividends accrue whether or not they have been declared. As long as Series B Preferred Stock is outstanding, the Company may not pay or declare dividends on common stock.

Liquidation Preference

In the event of a liquidation, dissolution, winding up, or sale of the company the holders of Series B Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets to the holders of common stock, an amount per share equal to one times the original issue price plus all accrued but unpaid dividends.

Conversion

The holders of Series B Preferred Stock have the right to convert the Series B Preferred Stock at any time into shares of common stock, based on the product of the original conversion price divided by the conversion price in effect at the time of the conversion.  The Series B Preferred Stock shall automatically convert into shares of common stock upon a Qualifying IPO or upon vote of at least 2/3 of the outstanding shares of Series B Preferred Stock.  The original conversion price for the Series B Preferred Stock is $0.56.

8. Dividends

Delaware General Corporation Law ("Delaware Law") prohibits companies from redeeming or purchasing stock for cash or other property, unless the company has sufficient "surplus", which is defined as the excess of net assets over the aggregate par value of issued stock.  At December 31, 2006 and 2005, the Company had a negative "surplus."

The determination to pay cash dividends on the Company's preferred stock and common stock is at the discretion of the Company's Board of Directors, and is also subject to the provisions of Delaware Law.  Delaware Law provides that a Company may pay dividends on its stock only (1) out of its "surplus" or (2) from its net profits for the fiscal year in which the dividend is paid or for the preceding fiscal year.  As of December 31, 2006, the Company's Board of Directors has never authorized payment of dividends on the preferred stock or common stock.  At December 31, 2006 and 2005, the Company had negative "surplus" and did not have net profits in any of the years December 31, 2006 or 2005.  The terms of the preferred stock provide for cumulative dividends on that stock and prohibit the payment of dividends on common stock until all cumulative dividends on the preferred stock have been paid.  Unpaid dividends on preferred stock will accrue, without interest until paid, at a rate of $0.0392 per share per year for outstanding shares of Series B preferred stock.  At December 31, 2006 and 2005, accrued unpaid dividends on preferred stock totaled $32,879 and $10,990, respectively.

9.  Common Stock Options and Warrants

Stock-based employee compensation

During 2005, we accounted for stock-based employee compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations.  During 2006 we accounted for stock-based employee compensation using the fair value method prescribed by SFAS No. 123R.

Had we determined employee compensation costs using a fair value based methodology at the grant date for our stock options under SFAS No. 123 during 2005, our pro forma consolidated net loss would have been as follows:

Year Ended
December 31,
2005

Net loss as reported	$(975,052)
Deduct preferred stock dividends	10,990
Deduct total stock-based employee and non-employee compensation expense determined under fair-value base method for all awards, net of tax effects	15,619

Pro forma net loss	$(1,001,661)

Basic net loss per common share	$(0.34)
Diluted net loss per common share	(0.34)

The fair value of each option and warrant grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the years ended December 31, 2006 and 2005: dividend yield of 0%; expected volatility of 12% and 0%; risk-free interest rates of between 2.87% and 5.14% and an expected life of 3 years, respectively.  Options are typically granted with a vesting period of two years.

The following table summarizes stock option activity for the years ended December 31, 2006 and 2005:

		Weighted		Weighted
		Average		Average
		Exercise		Fair
	Shares	Price		Value

Outstanding at December 31, 2004	600,000		$0.22	$0.22

Granted	75,000		$0.22	0.22
Exercised	0	$
Canceled or expired	0	$

Outstanding at December 31, 2005	675,000		$0.22	0.22

Granted	1,475,000		$1.00	0.16
Exercised	0	$
Canceled or expired	0	$

Outstanding at December 31, 2006	2,150,000		$0.76	0.10

At December 31, 2006 and 2005 there were 690,625 and 577,531 options exercisable, respectively.

During 2006 and 2005 we issued warrants to purchase the common stock of the company with a 3-year life.  The fair value of each warrant grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in the years ended December 31, 2006 and 2005: dividend yield of 0%; expected volatility of 12% and 0%; risk-free interest rates of 2.87% to 5.14%; and an expected life of 3 years.

The following table summarizes warrant activity for the years ended December 31, 2006 and 2005:

		Weighted	Weighted
		Average	Average
		Exercise	Fair
	Shares	Price	Value

Outstanding at December 31, 2004	92,000	$0.56	$0.05

Granted	23,214	$0.56	$0.05
Exercised	0
Canceled or expired	0

Outstanding at December 31, 2005	115,214	$0.56	$0.05

Granted	124,961	1.00	0.16
Exercised	0
Canceled or expired	0

Outstanding at December 31, 2006	240,175	$0.79	0.11

At December 31, 2006 and 2005 there were 240,175 and 115,214 warrants exercisable, respectively.

10. Related Party Transactions

During the period beginning 2003 and through 2006, we entered into a series of promissory notes with our CEO, Jeffrey Simon.  As of December 31, 2006 and 2005, the total outstanding principal balance on these promissory notes was $38,000 and $98,773, respectively.  Interest accrues on these notes at between 6% and 15% per annum.  Interest under the notes is due monthly but payments have largely been deferred.  The principal balance on the notes is due on demand or sooner in the event of default.

During 2006 we issued stock options to purchase 400,000 shares of the Company's common stock to our CEO, Jeffrey Simon.

11. Commitments and Contingencies

We lease office space and equipment under non-cancelable lease agreements expiring on various dates through 2006.  These leases were not extended upon the expiration of their respective terms during 2006.

12. Subsequent Events

In August 2006 we entered into an agreement in principle to be acquired by Bellacasa Productions, Inc., a Nevada corporation ("BCP"), a bulletin board company trading under the symbol ("BCSP.OB"), pursuant to a reverse merger in which we will be merged with and into a newly formed subsidiary of BCP.  Giving effect to the reverse split and the reverse merger, current shareholders of WiFiMed will be issued 86% of BCP common stock.  The reverse merger transaction is subject to the preparation and execution of a Merger Agreement between BCP and WiFiMed and approval of shareholders of both companies.  The merger is expected to close in March 2007.

13. Going Concern

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has reported net losses of approximately $1.6 million for the year ending December 31, 2006.  As a result, there is an accumulated deficit of approximately $4.1 million at December 31, 2006.

The Company's continued existence is dependent upon its ability to raise capital and/or to successfully market and sell its products.  The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.